Exhibit 99.1

PRESS RELEASE

Planet Announces Effectiveness of dMY IV’s S-4 Registration Statement

Special Meeting of dMY Technology Group, Inc. IV Stockholders to Approve Business Combination, Scheduled for December 3rd, 2021

Upon Closing, the Combined Company’s Common Stock and Warrants are Expected to Trade on the New York Stock Exchange Under the Tickers “PL” and “PL WS”, respectively

SAN FRANCISCO, CALIFORNIA – November 8, 2021 – Planet Labs Inc. (“Planet”), a leading provider of daily data and insights about Earth, today announced that, on November 5, 2021, the Securities and Exchange Commission (“SEC”) declared effective the Registration Statement on Form S-4 (“Registration Statement”) in connection with its proposed business combination (the “Business Combination”) with dMY Technology Group, Inc. IV, a publicly traded special purpose acquisition company (NYSE: DMYQ) (“dMY IV”).

dMY IV will hold a special meeting of its stockholders via a live webcast at https://www.cstproxy.com/dmytechnologyiv/2021 on December 3, 2021 at 12:00 p.m. Eastern Standard Time (“Special Meeting”) for its stockholders of record at the close of business on October 19, 2021 to vote on, among other things, the Business Combination. dMY IV has also filed with the SEC a definitive proxy statement/prospectus relating to Business Combination and has commenced mailing the definitive proxy statement/prospectus to its stockholders as of the record date. The Business Combination is expected to close shortly after the Special Meeting, subject to stockholder approvals and satisfaction of other customary closing conditions.

“We are pleased to have reached this critical milestone on our journey to becoming a public company,” said Planet CEO and co-Founder Will Marshall. “We believe Planet is ready to go public, and that this Transaction will enable us to accelerate growth, and build additional software and machine-learning-enabled data products.”

“Planet has harnessed the power of space to help life on Earth, and we believe it has tremendous continued growth potential as data increasingly becomes the fuel that powers the global economy,” said Niccolo de Masi, CEO of dMY IV. “We encourage our fellow dMY IV stockholders to support this business combination that will help Planet realize this potential.”

Planet’s proprietary data drives a high-growth subscription business with over $100 million in revenue in fiscal year 2021 from over 700 customers across many verticals. In addition to the $345 million in dMY IV’s trust account (assuming no stockholder redemptions), the Business Combination includes a private placement (the “PIPE”) of over $250 million, with key participation including CPP Investments, Koch Strategic Platforms, Marc Benioff’s TIME Ventures, existing Planet investor Google, and Cypress Point Investment Management. The Transaction values Planet at a post-Transaction equity value of approximately $2.8 billion, assuming no redemptions by dMY IV’s stockholders.

Planet’s management team, led by CEO and co-Founder Will Marshall, Chief Strategy Officer and co-Founder Robbie Schingler, CFO and COO Ashley Johnson and President, Product and Business Strategy Kevin Weil, will continue to lead the public company following the Transaction.

Planet intends to use the proceeds from the Transaction to expand its operations and services to enable a more sustainable and secure planet.

Recent Momentum

On September 16, 2021, Planet announced strong fiscal second quarter results:

•	Revenue increased 19% year-over-year to a record $30.4 million

•	Percent of Recurring ACV was 93%, as compared to 92% in the previous year’s comparable quarter

•	End of Period Customer Count increased 36% year-over-year to 732 customers

•	Reiterated $130 million Revenue Outlook for Fiscal Year 2022

Additional recent business highlights:

•

Canada Pension Plan Investment Board (“CPP Investments”) committed to purchase $50 million in a private placement of Class A common stock of dMY IV at the closing of the Transaction. Cypress Point Investment Management also participated in a co-investment. These commitments are in addition to the $200 million in private placement proceeds committed earlier this year. With these investments, the minimum cash closing condition of the Business Combination under the merger agreement would be satisfied.

•

Planet held its first-ever Analyst Day on September 21st, where it emphasized its technology market leadership position, diversified customer base, compelling data subscription business model, growing sales pipeline (up 45% year-over-year), among other highlights

•	Planet recently announced that Twitter’s Vijaya Gadde will be joining its Board of Directors.

•	Planet expanded its commercial contract with NASA, granting all U.S. Federal Civilian scientific researchers - nearly 300,000 users, access to Planet data

•

Planet held its third-annual user conference, Planet Explore ‘21, which was a huge success with 6,300 virtual registrants, over 100 speakers, and a number of exciting product announcements including next-generation very high-resolution Pelican satellites and Fusion with SAR.

About Planet

Planet is the leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites, capturing and compiling data from over 3 million images per day. Planet provides mission-critical data, advanced insights, and software solutions to over 700 customers, comprised of the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Earlier this year, Planet entered into a definitive merger agreement with dMY Technology Group, Inc. IV (NYSE:DMYQ), a special purpose acquisition company, to become a publicly-traded company later this year. To learn more visit www.planet.com and follow us on Twitter at @planet.

About dMY IV

dMY Technology Group, Inc. IV is a $345 million special purpose acquisition company founded by Niccolo de Masi and Harry You for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Its Class A common stock, units and warrants trade on the NYSE under the ticker symbols DMYQ, DMYQ.U and DMYQ WS, respectively. More information can be found at www.dmytechnology.com.

Important Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed Business Combination between dMY IV and Planet. The Business Combination will be submitted to the stockholders of dMY IV and Planet for their approval. In connection with the vote of dMY IV’s stockholders, dMY IV has filed a

Registration Statement with SEC, which includes a proxy statement/prospectus and certain other related

Documents. dMY IV has also commenced mailing the definitive proxy statement/prospectus and a proxy card to each stockholder of record as of October 19, 2021 entitled to vote at the special meeting relating to the Business Combination. dMY IV also will file other documents regarding the proposed transaction with the SEC. This communication does not contain all the information that should be considered concerning the proposed Business Combination and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. dMY IV’s stockholders and other interested parties are urged to read, the Registration Statement, which includes the preliminary proxy statement/prospectus, the amendments thereto, the definitive proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with dMY IV’s solicitation of proxies for the special meeting, as these materials will contain important information about Planet and dMY IV and the proposed Business Combination and other related matters. Stockholders will also be able to obtain copies of these materials, without charge, once available, at the SEC’s website at http://www.sec.gov, at the Company’s website at https://www.dmytechnology.com or by written request to dMY Technology Group, Inc. IV at 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144

Participants in the Solicitation

dMY IV, dMY Sponsor IV, LLC, Planet and their respective directors and executive officers may be deemed participants in the solicitation of proxies from dMY IV’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in dMY IV is included in the Registration Statement, which includes the preliminary proxy statement/prospectus, the amendments thereto, the definitive proxy statement of dMY IV, for the Business Combination and is available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement/prospectus for the Business Combination when available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between dMY IV and Planet, including statements regarding the anticipated timing of the Special Meeting, and the consummation of the Business Combination, the services offered by Planet and the markets in which it operates. dMY IV’s and Planet’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, dMY IV’s and Planet’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside dMY IV’s and Planet’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the lack of a third party valuation in determining whether the proposed transaction is fair to the stockholders from a financial point of view; (3) the outcome of any legal proceedings that may be instituted against dMY IV and Planet following the announcement of the Merger Agreement and the transactions contemplated therein; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of dMY IV or Planet, certain governmental or regulatory approvals, the satisfaction of the minimum trust account amount following redemption by dMY IV’s public stockholders, or satisfy other conditions to closing in the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the impact of COVID-19 on Planet’s business and/or the ability of the parties to complete the Business Combination; (7) the inability to obtain or maintain the listing of the combined company’s Class A common stock on the New York Stock Exchange following the Business Combination; (8) the risk that the Business Combination disrupts current plans, operations, business relationships, performance and business generally as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; (10) costs related to the Business Combination; (11) changes in applicable laws or regulations; (12) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (13) the possibility that Planet or dMY IV may be adversely affected by other economic, business, and/or competitive factors; and (14) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in dMY IV’s other filings with the SEC. dMY IV cautions that the foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of dMY IV’s Quarterly Reports on Form 10-Q, the Registration Statement and proxy statement/prospectus discussed above and other documents filed by dMY IV from time to time with the SEC. These filings identify and address or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. dMY IV and Planet caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. dMY IV and Planet do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Planet

Investor Contact:

Chris Genualdi

ir@planet.com

Press Contacts:

Trevor Hammond

comms@planet.com

John Christiansen/Cassandra Bujarski

Sard Verbinnen & Co

Planet-SVC@sardverb.com

dMY IV

Investor Contact:

Harry You

dMY Technology Group, Inc. IV

harry@dmytechnology.com

(702) 781-4313

Press Contact:

ICR

dmy4@icrinc.com